FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

          This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”), is made as of the ___ day of _____, 2006, to amend that certain Securities Purchase Agreement, dated as of _____, 2006 (the “Purchase Agreement”) by and among United Energy Corp., a Nevada corporation (the “Company”), and the Purchasers set forth on the signature page affixed hereto (each a “Purchaser” and collectively the “Purchasers”).

RECITALS

          A. Capitalized terms herein shall have the same meaning as defined in the Purchase Agreement.

          B. The Company and each of the Purchasers desire to amend the Purchase Agreement.

                    In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Amendment to Recitals. Paragraph B of the Recitals of the Purchase Agreement is hereby amended in its entirety to read as follows:

B. The Purchasers have agreed to purchase, and the Company has agreed to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement, up to Four Million Two Hundred Fifty Thousand (4,250,000) shares of the Company’s Common Stock, $.01 par value (the “Shares”) at a price of One and 20/100 Dollars ($1.20) per Share or up to Five Million One Hundred Thousand Dollars ($5,100,000) in the aggregate; and

          2. Independent Nature of Purchasers. The Purchase Agreement is hereby amended by adding a new Section 7(a), as follows:

(l) Independent Nature of Purchasers. Nothing contained herein or in any of the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any of the Agreement. The Company has elected to provide all Purchasers with the same terms and Agreements for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

          3. Effective Date of Agreement. The effective date of the Purchase Agreement shall be the date on which the Company has executed the Purchase Agreement and returned a fully executed Purchase Agreement to the Purchaser.

          4. Miscellaneous.

                    (a) Ratification. Except as expressly amended, modified or affected by this Amendment, all of the terms, provisions and conditions of the Purchase Agreement shall continue in full force and effect and are hereby ratified and affirmed in its entirety.

                    (b) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

                    (c) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

[signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

THE COMPANY:

United Energy Corp.

By:

Name: Brian King
Title: Chief Executive Officer

THE PURCHASER:

By:

Name:
Title:

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